FIRST AMENDMENT

                                     to

                           VOTING TRUST AGREEMENT

                                   among

                       THE NASDAQ STOCK MARKET, INC.,


              NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC.

                                    and

                  THE BANK OF NEW YORK, AS VOTING TRUSTEE






                        Dated as of January 18, 2001





        FIRST AMENDMENT, made as of this 18 day of January, 2001 (the "First Amendment") to the Voting Trust Agreement, dated June 28, 2000 (as so amended, the "Voting Trust Agreement"), by and among The Nasdaq Stock Market, Inc., a Delaware corporation, the National Association of Securities Dealers, Inc., a Delaware non-stock corporation (the "NASD"), and The Bank of New York, a New York banking corporation, as Voting Trustee (the "Voting Trustee").

        WHEREAS, in accordance with the Warrant Agreement, dated as of June 28, 2000 (the "Original Warrant Agreement"), by and among the NASD, The Bank of New York, as the warrant agent, and the Voting Trustee, certain persons acquired warrants (the "Phase I Warrants") to purchase an aggregate of 25,660,196 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), owned and held by the NASD (such shares initially underlying the Phase I Warrants being hereinafter referred to as the "Phase I Shares") in the first phase ("Phase I") of a private placement transaction;

        WHEREAS, in accordance with the Amended and Restated Warrant Agreement, dated as of January 18, 2001 (the "Amended and Restated Warrant Agreement"), by and among the NASD, The Bank of New York, as the warrant agent, and the Voting Trustee, certain persons acquired warrants (the "Phase II Warrants") to purchase an aggregate of 17,569,380 shares of Common Stock, owned and held by the NASD (such shares initially underlying the Phase II Warrants being hereinafter referred to as the " Phase II Shares") in the second phase ("Phase II") of a private placement transaction;

        WHEREAS, on June 28, 2000, pursuant to the provisions of the Voting Trust Agreement and the Original Warrant Agreement, all the Phase I Shares were deposited with and transferred to the Voting Trustee by the NASD to be held in accordance with the provisions of the Voting Trust Agreement;

        WHEREAS, pursuant to the provisions of the Voting Trust Agreement and the Amended and Restated Warrant Agreement, upon the execution hereof, all the Phase II Shares will be deposited with and transferred to the Voting Trustee by the NASD to be held in accordance with the provisions of the Voting Trust Agreement;

        WHEREAS, the parties to the Voting Trust Agreement desire to amend the Voting Trust Agreement in the manner set forth below.

        NOW, THEREFORE, the parties hereto agree as follows:

        1. SECTION 2(A).

        Section 2(a) of the Voting Trust Agreement is hereby amended and supplemented to add the following to the end thereof:

        "On the closing date of Phase II, the NASD shall transfer and deliver to the Voting Trustee, to be held by it pursuant to the provisions of the Voting Trust Agreement, the certificate or certificates representing the Phase II Shares, as applicable, duly endorsed in blank and accompanied by proper instruments of assignment and transfer as the Voting Trustee may request duly executed in blank. After the filing of a copy of this First Amendment in the registered office of the Company in the State of Delaware as provided in Section 1 of the Voting Trust Agreement, each certificate representing the Phase II Shares so transferred to the Voting Trustee shall be surrendered to the Company and cancelled, and new certificates therefor shall be issued to, and in the name of, the Voting Trustee or a nominee of the Voting Trustee. Such certificates shall contain a legend stating that they have been issued pursuant to the Voting Trust Agreement and that fact shall be noted in the stock ledger of the Company as required by
        Section 218 of the DGCL."

        2. DEFINITIONS.

        All references to "Shares" in the Voting Trust Agreement shall mean collectively the Phase I Shares and the Phase II Shares.

        All references to "Warrants" in the Voting Trust Agreement shall mean collectively the Phase I Warrants and the Phase II Warrants.

        3. COUNTERPARTS.

        This First Amendment may be executed by each of the parties hereto in any number of counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all such counterparts shall together constitute one and the same agreement.

        4. GOVERNING LAW.

        This First Amendment shall be interpreted, construed, enforced and administered in accordance with the internal substantive laws (and not the choice of law rules) of the State of Delaware.

        IN WITNESS WHEREOF, each of the parties has caused this First Amendment to be executed by a duly authorized officer as of the day and year first written above.

                                    THE NASDAQ STOCK MARKET, INC.


                                    By:
                                       ------------------------------------
                                       Name:
                                       Title:


                                    NATIONAL ASSOCIATION OF
                                    SECURITIES DEALERS, INC.


                                    By:
                                        -----------------------------------
                                        Name:
                                        Title:


                                    THE BANK OF NEW YORK, AS
                                    VOTING TRUSTEE


                                    By:
                                       -------------------------------------
                                       Name:
                                       Title: